EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Agrees to Sell $2B of Equity for Sabine Pass Liquefaction Project

▪	Blackstone Investing $1.5 Billion in Cheniere Partners

▪	Cheniere Energy, Inc. Investing $0.5 Billion in Cheniere Partners
Houston, Texas - May 15, 2012 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE Amex: CQP) announced today that it has entered into a Unit Purchase Agreement (“Agreement”) with investment funds managed by Blackstone Energy Partners L.P. and Blackstone Capital Partners VI L.P. (collectively with their affiliates “Blackstone”). Under the Agreement, Blackstone has agreed to purchase $1.5 billion newly issued CQP Class B units (“Class B Units”) from Cheniere Partners in a private placement. As previously announced, Cheniere Energy, Inc. (“CEI”) has also agreed to purchase $500 million newly issued Class B Units pursuant to a separate unit purchase agreement. Proceeds from the financings will be used to fund the equity portion of the costs of developing, constructing and placing into service the Sabine Pass LNG liquefaction project being developed adjacent to the Sabine Pass LNG terminal (the “Liquefaction Project”), to purchase the Creole Trail Pipeline from Cheniere Energy, Inc. and to fund modifications to the Creole Trail Pipeline and for other partnership business purposes.

Blackstone and CEI have agreed to purchase 100 million and 33.3 million, respectively, Class B Units for $15.00 per unit. On a quarterly basis, beginning on the initial funding date and ending on the conversion date, the Class B Units will accrete at a compounded rate of 3.5% per quarter. The Class B Units will be subject to conversion into Cheniere Partners common units, mandatorily or at the option of the holders of Class B Units, as provided in the amended partnership agreement. The Board of Directors of the general partner of Cheniere Partners will be comprised of eleven directors, including four directors appointed by CEI, three directors appointed by Blackstone, and four independent directors.
“Financing is the last milestone we need to complete in order to proceed with the construction of the first two trains of our Liquefaction Project at Sabine Pass. We expect to finance the Liquefaction Project with a combination of debt and equity, and these financings with Blackstone and CEI complete the equity portion. Blackstone is one of the top financial institutions in the energy sector, with a strong track record of investments, and we look forward to a longstanding, successful working relationship,” said Charif Souki, Chairman and CEO. “We recently announced that we have engaged eight joint lead arranger banks to arrange the debt financing. We expect to complete the debt financing and advance our project in due course, with commencement of operations targeted for 2015.”
David Foley, Senior Managing Director of Blackstone and CEO of Blackstone Energy Partners, said, "We continue to be impressed with the vision and capability of Cheniere's management team and are pleased to partner with them to develop the first natural gas liquefaction export facility in the continental United States, creating thousands of jobs for American workers and providing significant benefits to the local economy and the state of Louisiana."
At initial funding, Blackstone will purchase 33.3 million Class B Units and CEI will purchase 33.3 million Class B Units. Blackstone will make additional capital contributions as funds are requested by Cheniere Partners. Initial funding for Blackstone and CEI is subject, but not limited to, the execution of all definitive documentation, closing of the debt financing for the first two liquefaction trains, closing of the purchase and sale of the Creole Trail Pipeline between Cheniere Partners and CEI, and other conditions necessary to complete the transactions.
Credit Suisse Securities LLC acted as financial adviser to Cheniere Partners.

Cheniere Partners owns 100 percent of the Sabine Pass LNG receiving terminal located on the Sabine Pass Channel in western Cameron Parish, Louisiana. The Sabine Pass terminal has regasification and send-out capacity of 4.0 billion cubic feet per day (Bcf/d) and storage capacity of 16.9 billion cubic feet equivalent (Bcfe). Cheniere Partners is developing a project to add liquefaction and export capabilities to the existing infrastructure at the Sabine Pass LNG terminal. As currently contemplated, the Liquefaction Project is being designed and permitted for up to four modular LNG trains, each with a nominal capacity of approximately 4.5 mtpa. The Liquefaction Project is expected to be constructed with each LNG train commencing operations approximately six to nine months after the previous train. In November 2011, Sabine Liquefaction entered into a lump sum turnkey contract for the engineering, procurement and construction of the first two trains of the project with Bechtel Oil, Gas and Chemicals, Inc. Sabine Liquefaction has also entered into four long-term customer sale and purchase agreements (“SPAs”) for a total of 16.0 mtpa of LNG volumes, which represents approximately 89 percent of the nominal LNG volumes. The customers include BG Gulf Coast LNG, LLC (“BG”) for 5.5 mtpa, Gas Natural Fenosa for 3.5 mtpa, KOGAS for 3.5 mtpa and GAIL (India) Ltd. for 3.5 mtpa. The BG SPA commences with the start of train one operations and the Gas Natural Fenosa SPA commences with the start of train two operations. Commencement of construction for the first two trains is subject, but not limited to, obtaining remaining debt financing and Cheniere Partners making a final investment decision. The KOGAS SPA commences with the start of train three operations and the GAIL (India) Ltd. SPA commences with the start of train four operations. Commencement of construction for the third and fourth trains is subject, but not limited to, entering into an EPC contract, obtaining financing and Cheniere Partners making a final investment decision. Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com.

Target Date
Milestone		Trains 1 & 2	Trains 3 & 4
¤	DOE export authorization	Received	Received
¤	Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa
	- BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
	- Gas Natural Fenosa	3.5 mtpa
	- KOGAS		3.5 mtpa
	- GAIL (India) Ltd.		3.5 mtpa
¤	EPC Contract	Complete	4Q12
¤	Financing commitments		1Q13
	- Equity	Complete
	- Debt	1H12
¤	FERC authorization	Received	Received
	- Certificate to commence construction	Received	2013
¤	Commence construction	1H12	2013
¤	Commence operations	2015/2016	2017/2018

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280
Media: Diane Haggard: 713-375-5259